UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 6, 2003
                                                          ---------------

                           Constellation Brands, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    001-08495
                            ------------------------
                            (Commission File Number)

               Delaware                                          16-0716709
     ----------------------------                            -------------------
     (State or other jurisdiction                            (IRS Employer
     of incorporation)                                       Identification No.)


              300 WillowBrook Office Park, Fairport, New York 14450
            ---------------------------------------------------------
            (Address of principal executive offices)       (Zip Code)


                                 (585) 218-3600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Constellation Brands, Inc. released the following information on January 6, 2003:

       CONSTELLATION REPORTS 18% INCREASE IN NET INCOME FOR THIRD QUARTER
                               ON 5% SALES GROWTH

             Management raises full-year estimate to $2.03 to $2.05

Fairport, New York, January 6, 2003 - Constellation Brands, Inc. (NYSE: STZ and STZ.B) today reported financial results for its third quarter and nine months ended November 30, 2002. Net income increased $10 million, or 18 percent, for the third quarter to reach $64 million. Diluted earnings per share of $0.69 for the quarter represents an increase of 13 percent over diluted earnings per share of $0.61 for the prior year third quarter. For the first nine months of fiscal 2003, net income increased 23 percent and diluted earnings per share increased 16 percent to reach $1.63. These results and the results discussed in this press release were calculated on a comparable basis, excluding amortization of goodwill and indefinite lived intangible assets.

     Richard Sands, Chairman and Chief Executive Officer of Constellation, said, "Constellation's sales and earnings this quarter were driven by growth in imported beer and solid popular and premium wine results. Despite a difficult economic environment, we continue to hit our earnings targets. Our balanced growth strategy continues to serve us well as we achieved our 19th consecutive quarter of double-digit earnings growth, a testament to our broad portfolio strategy."

     Sands added, "Constellation's business remains strong and we are raising our full-year earnings per share guidance to $2.03 to $2.05. As we look to the future, Constellation remains well positioned in sectors with good long-term growth prospects. We are confident we can build on our growth track record and we continue to target mid-teens EPS growth."

CONSOLIDATED RESULTS
     Net sales increased five percent to reach $738 million for the three months ended November 30, 2002 ("Third Quarter 2003") compared to the three months ended November 30, 2001 ("Third Quarter 2002"). On a currency-adjusted basis, net sales increased three percent primarily from increased sales of imported beer. Also contributing to the sales growth were spirits, U.K. wholesale and fine wines offset by declines in the U.K. branded business, particularly cider, and bulk wine sales and concentrate sales. Net sales for the nine months ended November 30, 2002 ("Nine Months 2003"), increased four percent as compared to the nine months ended November 30, 2001 ("Nine Months 2002"). Excluding the impact of currency, organic net sales increased two percent for Nine Months 2003.

     Gross profit reached $213 million for the quarter, an increase of 11 percent. The improvement in gross profit resulted from increased sales and a 140 basis point improvement in gross profit margin. The increase in gross profit margin to 28.9 percent resulted primarily from: a favorable mix of sales towards higher margin wine brands; lower average wine costs; and higher average imported beer prices partially offset by higher average imported beer costs. For Nine Months 2003, gross profit increased 10 percent and gross profit margin improved 130 basis points compared to the prior year period.
     Selling, general and administrative expenses increased eight million dollars to reach $85 million for the quarter. The increase in selling, general and administrative expenses is due to increased selling and personnel costs to support growth in imported beer and U.K. wholesale, and the recognition of a gain in the prior year period in conjunction with the formation of the Company's joint venture, Pacific Wine Partners, partially offset by costs associated with the formation of the joint venture. As a percent of net sales, selling, general and administrative expenses were 11.6 percent compared to 11.1 percent in the prior year period. Selling, general and administrative expenses as a percent of net sales for Nine Months 2003 were 12.7 percent, an increase of 40 basis points from the prior year.
     Operating income increased 11 percent for the quarter and year to date due to increased sales and improving operating margins.
     Equity income from Pacific Wine Partners, an equally owned joint venture with BRL Hardy which commenced operations August 1, 2001, was four million dollars for Third Quarter 2003 versus one million dollars for Third Quarter 2002. Growth of the joint venture continues to be driven by strong demand for both Banrock Station and Blackstone, which increased on an organic basis 40 percent and 70 percent, respectively, for the quarter. For Nine Months 2003, equity income was $10 million.
     Net interest expense for Third Quarter 2003 declined slightly as a result of lower average debt levels. Net interest expense for Nine Months 2003 was $80 million, down from $86 million for Nine Months 2002.
     As a result of these factors, net income reached $64 million for Third Quarter 2003, an 18 percent increase compared to net income of $54 million for Third Quarter 2002. Diluted earnings per share for Third Quarter 2003 were $0.69, a 13 percent increase over diluted earnings per share of $0.61 for Third Quarter 2002. Net income and diluted earnings per share for Nine Months 2002 increased 23 percent and 16 percent, respectively, reaching $151 million and $1.63.

IMPORTED BEER AND SPIRITS RESULTS
     Imported beer and spirits net sales for Third Quarter 2003 were $276 million, an increase of 10 percent compared to Third Quarter 2002. Led by Corona Extra, Corona Light and Modelo Especial, imported beer sales increased 12 percent. The increase was primarily due to a combination of volume gains and a price increase on the Company's Mexican brands, which took effect during the first quarter of fiscal 2003. Spirits net sales growth of five percent resulted primarily from an increase in bulk whiskey sales partially offset by slightly lower branded sales.
     Operating income increased 20 percent versus the comparable quarter last year. The growth in operating income was primarily the result of favorable beer pricing and lower average spirits costs, particularly tequila, partially offset by increased imported beer costs and selling expenses to support the growth in the imported beer business.

     For Nine Months 2003, imported beer and spirits net sales and operating income increased six percent and 18 percent, respectively.

POPULAR AND PREMIUM WINE RESULTS
     Net sales for popular and premium wine for the quarter declined 3 percent on lower bulk wine and concentrate sales. Popular and premium wine branded sales were unchanged versus the prior year on slightly lower volume. Arbor Mist, Almaden box wine, Alice White, Covey Run and Paul Masson Grande Amber
Brandy experienced solid growth, collectively up nine percent. The Company continues to face a competitive pricing environment. However, rather than engage in deep discounting, the Company has been more selective in its promotional activities, instead focusing on long-term brand building initiatives.
     Operating income declined one million dollars to $37 million. Operating margins were unchanged at 17.5 percent as the benefit of lower average costs was offset by increased advertising expense.
     Net sales and operating income for Nine Months 2003 were $561 million and $80 million, respectively, compared to $585 million and $81 million for Nine Months 2002. Lower bulk wine and concentrate sales contributed to more than half of the sales decline.

U.K. BRANDS AND WHOLESALE RESULTS
     Net sales for Third Quarter 2003 were $211 million versus $197 million reported for the comparable quarter a year ago, an increase of seven percent. Excluding the impact of foreign currency, net sales were flat as slight increases in U.K. wholesale were offset by declines in U.K. brands. Growth in the wholesale business was impacted by slower consumer traffic through clubs and pubs. The decline in branded sales was primarily the result of lower cider sales. Operating income grew 12 percent to reach $22 million for Third Quarter 2003. The improvement in operating income resulted from higher sales and improving operating profit margins in the branded business.
     Excluding the impact of currency, net sales for Nine Months 2003 increased three percent. Operating income for Nine Months 2003 increased two million dollars to reach $46 million.

FINE WINE RESULTS
     Fine wine net sales for Third Quarter 2003 were $42 million versus $41 million reported for the comparable quarter last year, an increase of three percent. Ravenswood and Simi led volume increases of eight percent, which were partially offset by higher promotional activity and a shift towards lower priced brands. Fine wine sales growth continues to be impacted by slower on-premise sales as the economy continues to affect fine dining. Operating income increased 16 percent as a result of higher sales, lower average grape costs and lower broker commissions on Ravenswood as the brand was integrated into the Company's fine wine sales force.
     Net sales and operating income for Nine Months 2003 were $112 million and $40 million, respectively, an increase of 18 percent and 28 percent compared to Nine Months 2002. Excluding the four-month benefit from Ravenswood, net sales increased 3 percent on 10 percent volume increases.

OUTLOOK
     The following statements are management's current expectations for the Company's three months ending February 28, 2003 ("Fourth Quarter 2003"), and fiscal year ending

February 28, 2003 ("Fiscal 2003"). These statements are made as of the date of this press release and are forward-looking. Actual results may differ materially from these expectations due to a number of risks and uncertainties.

     - Diluted earnings per share for Fourth Quarter 2003 are expected to be within a range of $0.40 to $0.42 versus diluted earnings per share on a comparable basis of $0.37 for Fourth Quarter 2002.

     - Diluted earnings per share for Fiscal 2003 are expected to be within a range of $2.03 to $2.05 versus diluted earnings per share before an extraordinary item on a comparable basis of $1.79 for Fiscal 2002.

     All share and per share amounts in this press release, including within the financial information, reflects the two-for-one stock split of both the Company's Class A and Class B common stock, which was distributed in the form of a stock dividend on May 13, 2002.

STATUS OF BUSINESS OUTLOOK
     During the quarter, Constellation may reiterate the estimates set forth above under the heading Outlook (collectively, the "Outlook"). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
     Beginning February 15, 2003, Constellation will observe a "Quiet Period" during which the Outlook no longer constitutes the Company's current expectations. During the Quiet Period, the Outlook should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the Company. During the Quiet Period, Constellation's representatives will not comment concerning the Outlook or Constellation's financial results or expectations. The Quiet Period will extend until the day when Constellation's next quarterly Earnings Release is published, presently scheduled for Wednesday, April 9, 2003.

ADOPTION OF SFAS NO. 142 AND EITF NO. 01-09
     The financial information in this press release reflects the adoption of Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." In order to help investors better evaluate year over year performance, the Company has included financial information on a "comparable" basis, as if the adoption of SFAS 142 had occurred in the prior year. Unless otherwise noted, discussions in this release were prepared on a comparable basis.
     Also, beginning March 1, 2002, the Company adopted Emerging Issues Task Force Issue No. 01-09 ("EITF 01-09"), "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of a Vendor's Products." As a result, the Company has reclassified certain promotional expenditures paid to distributors, retailers or consumers as a reduction of revenue and non-cash consideration as an increase to cost of product sold. The Company previously reported these expenses as selling, general and administrative expenses. Prior-period financial information has been reclassified to comply with this guidance. This reclassification does not affect operating income or net income. Additional historical financial information, adjusted to show the effect of EITF 01-09, can be found on the Company's web site: www.cbrands.com.

FORWARD-LOOKING STATEMENTS
     The statements made under the heading Outlook, as well as all other statements set forth in this press release which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. The Company's forward-looking statements are based on management's current expectations and unless otherwise noted do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Any projections of future results of operations, and in particular, (i) the Company's estimated diluted earnings per share for Fourth Quarter 2003, (ii) the Company's estimated diluted earnings per share for Fiscal 2003, and (iii) the Company's target of mid- teens earnings per share growth, should not be construed in any manner as a guarantee that such results will in fact occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties: the Company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the Company's competitors; raw material supply, production or shipment difficulties could adversely affect the Company's ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the Company's products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in federal and state excise taxes on beverage alcohol products; changes in foreign exchange rates. For additional information about risks and uncertainties that could adversely affect the Company's forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2002.

ABOUT CONSTELLATION
     Constellation Brands, Inc. is a leading producer and marketer of beverage alcohol brands, with a broad portfolio of wines, spirits and imported beers. The Company is the largest single-source supplier of these products in the United States, and both a major producer and independent drinks wholesaler in the United Kingdom. The Company also operates a US based joint venture with the largest Australian Wine Company - BRL Hardy. Well-known brands in Constellation's portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Black Velvet, Fleischmann's, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Alice White, Talus, Vendange, Almaden, Arbor Mist, Stowells of Chelsea and Blackthorn.

                             CONFERENCE CALL DETAILS
     A conference call to discuss the quarterly results will be hosted by Richard Sands, Chairman and CEO, and Tom Summer, Executive Vice President and CFO, on Tuesday, January 7, 2003, at 11:00 a.m. (Eastern). The conference call can be accessed by dialing 412-858-4600 beginning at 10:50am (Eastern). A live listen-only web cast of the conference call is available on the Internet at Constellation's web site: www.cbrands.com under "Investor Information." If you are unable to participate in the conference call, there will be a replay available on Constellation's web site or by dialing (412) 858-1440 from approximately 1:00 p.m. (Eastern) on Tuesday, January 7, 2003, through 12:00 a.m. (Eastern) on Wednesday, January 15, 2003.

Digital Playback Instructions - Courtesy of ChorusCall
------------------------------------------------------

1.     Dial 412-858-1440.

2.     Enter '960' when prompted for your account number followed by the # sign.

3.     Please press '1' to play a recorded conference.

4. Please enter '304297' when prompted to enter the conference number followed by the # sign.

5. Please clearly state your name and company name when prompted to do so followed by any key.

6.     Please press '1' to begin the conference playback.


--------------------------------------------------------------------------------
               CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOLLOW


                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                 November 30, 2002      February 28, 2002
                                                 -----------------      -----------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash investments                        $      29,936          $       8,961
  Accounts receivable, net                               479,662                383,922
  Inventories, net                                       880,149                777,586
  Prepaid expenses and other current assets               76,165                 60,779
                                                   -------------          -------------
    Total current assets                               1,465,912              1,231,248
PROPERTY, PLANT AND EQUIPMENT, net                       599,153                578,764
GOODWILL                                                 721,104                668,083
INTANGIBLE ASSETS, net                                   382,668                425,987
OTHER ASSETS                                             171,566                165,303
                                                   -------------          -------------
  Total assets                                     $   3,340,403          $   3,069,385
                                                   =============          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Notes payable                                    $       5,198          $      54,775
  Current maturities of long-term debt                    83,338                 81,609
  Accounts payable                                       217,715                153,433
  Accrued excise taxes                                    52,615                 60,238
  Other accrued expenses and liabilities                 352,583                245,155
                                                   -------------          -------------
    Total current liabilities                            711,449                595,210
LONG-TERM DEBT, less current maturities                1,265,574              1,293,183
DEFERRED INCOME TAXES                                    151,293                163,146
OTHER LIABILITIES                                         64,171                 62,110
STOCKHOLDERS' EQUITY                                   1,147,916                955,736
                                                   -------------          -------------
  Total liabilities and stockholders' equity       $   3,340,403          $   3,069,385
                                                   =============          =============

                                       CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
                                          (in thousands, except per share data)

                                                                                                  Comparable (b)
                                                                                           ----------------------------
                                        Three Months         Three Months                    Three Months
                                            Ended                Ended          Percent          Ended          Percent
                                      November 30, 2002    November 30, 2001    Change     November 30, 2001    Change
                                      -----------------    -----------------    -------    -----------------    -------
Gross sales                             $     969,759        $     925,556          5%       $     925,556          5%
Excise taxes                                 (231,380)            (223,702)         3%            (223,702)         3%
                                        -------------        -------------                   -------------
Net sales                                     738,379              701,854          5%             701,854          5%
Cost of product sold                         (524,885)            (508,740)         3%            (508,740)         3%
                                        -------------        -------------                   -------------
    Gross profit                              213,494              193,114         11%             193,114         11%
Selling, general and administrative
  expenses                                    (85,470)             (84,291)         1%             (77,829)        10%
                                        -------------        -------------                   -------------
    Operating income                          128,024              108,823         18%             115,285         11%
Equity in earnings of joint venture             4,182                1,165        259%               1,165        259%
Interest expense, net                         (26,202)             (27,249)        -4%             (27,249)        -4%
                                        -------------        -------------                   -------------
    Income before income taxes                106,004               82,739         28%              89,201         19%
Provision for income taxes                    (41,660)             (33,096)        26%             (34,788)        20%
                                        -------------        -------------                   -------------
    Net income                          $      64,344        $      49,643         30%       $      54,413         18%
                                        =============        =============                   =============


Earnings per common share:
    Basic                               $        0.71        $        0.57         25%       $        0.63         13%
    Diluted                             $        0.69        $        0.55         25%       $        0.61         13%
Weighted average common shares
  outstanding:
    Basic                                      90,323               86,858          4%              86,858          4%
    Diluted                                    93,083               89,477          4%              89,477          4%

Segment Information:
Net sales:
    Imported Beer and Spirits
      Imported beer                     $     195,585        $     174,045         12%       $     174,045         12%
      Spirits                                  80,495               76,638          5%              76,638          5%
                                        -------------        -------------                   -------------
        Net sales                       $     276,080        $     250,683         10%       $     250,683         10%
    Popular and Premium Wine
      Branded                           $     197,678        $     197,702          0%       $     197,702          0%
      Other                                    15,655               21,414        -27%              21,414        -27%
                                        -------------        -------------                   -------------
        Net sales                       $     213,333        $     219,116         -3%       $     219,116         -3%
    U.K. Brands and Wholesale
      Branded                           $      66,988        $      64,912          3%       $      64,912          3%
      Wholesale                               144,406              131,839         10%             131,839         10%
                                        -------------        -------------                   -------------
        Net sales                       $     211,394        $     196,751          7%       $     196,751          7%
    Fine Wine                           $      42,391        $      41,011          3%       $      41,011          3%
    Intersegment eliminations           $      (4,819)       $      (5,707)       -16%       $      (5,707)       -16%
                                        -------------        -------------                   -------------
Consolidated net sales                  $     738,379        $     701,854          5%       $     701,854          5%
                                        =============        =============                   =============
Operating income:
    Imported Beer and Spirits           $      59,572        $      47,822         25%       $      49,838         20%
    Popular and Premium Wine                   37,240               36,377          2%              38,330         -3%
    U.K. Brands and Wholesale                  21,643               17,872         21%              19,287         12%
    Fine Wine                                  16,550               13,169         26%              14,247         16%
    Corporate Operations                       (6,981)              (6,417)         9%              (6,417)         9%
                                        -------------        -------------                   -------------
Consolidated operating income           $     128,024        $     108,823         18%       $     115,285         11%
                                        =============        =============                   =============

(a) Reflects the adoption of EITF Issue No. 01-09. Prior-period has been reclassified to comply with this guidance.

(b)  Adjusted   to  exclude  amortization  of  goodwill  and  indefinite   lived
     intangible assets under SFAS No. 142.

                                       CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
                                          (in thousands, except per share data)

                                                                                                  Comparable (b)
                                                                                           ----------------------------
                                         Nine Months          Nine Months                     Nine Months
                                            Ended                Ended          Percent          Ended          Percent
                                      November 30, 2002    November 30, 2001    Change     November 30, 2001    Change
                                      -----------------    -----------------    -------    -----------------    -------
Gross sales                             $   2,729,219        $   2,616,477          4%       $   2,616,477          4%
Excise taxes                                 (650,641)            (627,064)         4%            (627,064)         4%
                                        -------------        -------------                   -------------
Net sales                                   2,078,578            1,989,413          4%           1,989,413          4%
Cost of product sold                       (1,495,096)          (1,457,124)         3%          (1,457,124)         3%
                                        -------------        -------------                   -------------
    Gross profit                              583,482              532,289         10%             532,289         10%
Selling, general and administrative
  expenses                                   (263,847)            (264,542)         0%            (245,157)         8%
                                        -------------        -------------                   -------------
    Operating income                          319,635              267,747         19%             287,132         11%
Equity in earnings of joint venture            10,093                1,028        882%               1,028        882%
Interest expense, net                         (80,494)             (86,408)        -7%             (86,408)        -7%
                                        -------------        -------------                   -------------
    Income before income taxes                249,234              182,367         37%             201,752         24%
Provision for income taxes                    (97,949)             (72,947)        34%             (78,683)        24%
                                        -------------        --------------                  -------------
    Net income                          $     151,285        $     109,420         38%       $     123,069         23%
                                        =============        =============                   =============

Earnings per common share:
    Basic                               $        1.69        $        1.29         31%       $        1.45         17%
    Diluted                             $        1.63        $        1.26         29%       $        1.41         16%
Weighted average common shares
  outstanding:
    Basic                                      89,617               84,724          6%              84,724          6%
    Diluted                                    92,669               87,140          6%              87,140          6%

Segment Information:
Net sales:
    Imported Beer and Spirits
      Imported beer                     $     615,098        $     570,178          8%       $     570,178          8%
      Spirits                                 219,381              214,430          2%             214,430          2%
                                        -------------        -------------                   -------------
        Net sales                       $     834,479        $     784,608          6%       $     784,608          6%
    Popular and Premium Wine
      Branded                           $     518,483        $     528,159         -2%       $     528,159         -2%
      Other                                    42,805               56,653        -24%              56,653        -24%
                                        -------------        -------------                   -------------
        Net sales                       $     561,288        $     584,812         -4%       $     584,812         -4%
    U.K. Brands and Wholesale
      Branded                           $     179,714        $     177,518          1%       $     177,518          1%
      Wholesale                               408,795              366,312         12%             366,312         12%
                                        -------------        -------------                   -------------
        Net sales                       $     588,509        $     543,830          8%       $     543,830          8%
    Fine Wine                           $     112,027        $      95,105         18%       $      95,105         18%
    Intersegment eliminations           $     (17,725)       $     (18,942)        -6%       $     (18,942)        -6%
                                        -------------        -------------                   -------------
Consolidated net sales                  $   2,078,578        $   1,989,413          4%       $   1,989,413          4%
                                        =============        =============                   =============

Operating income:
    Imported Beer and Spirits           $     175,548        $     143,234         23%       $     149,400         18%
    Popular and Premium Wine                   79,808               75,706          5%              81,252         -2%
    U.K. Brands and Wholesale                  46,418               40,157         16%              44,614          4%
    Fine Wine                                  40,286               28,315         42%              31,531         28%
    Corporate Operations                      (22,425)             (19,665)        14%             (19,665)        14%
                                        -------------        -------------                   -------------
Consolidated operating income           $     319,635        $     267,747         19%       $     287,132         11%
                                        =============        =============                   =============

(a)  Reflects  the  adoption  of  EITF Issue No. 01-09.   Prior-period  has been
     reclassified to comply with this guidance.

(b)  Adjusted  to  exclude  amortization  of  goodwill  and   indefinite   lived
     intangible assets under SFAS No. 142.


                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                           SUPPLEMENTAL FINANCIAL DATA
                     PACIFIC WINE PARTNERS JOINT VENTURE (a)
                                 (in thousands)

                            Three Months         Three Months
                               Ended                Ended             Percent
                          November 30, 2002    November 30, 2001      Change
                          -----------------    ------------------     -------
Net sales                   $      32,583        $       17,699          84%

Operating income            $       8,221        $        1,981         315%


                             Nine Months          Nine Months
                                Ended                Ended            Percent
                          November 30, 2002    November 30, 2001      Change
                          -----------------    -----------------      -------

Net sales                   $      82,428        $      21,726          279%

Operating income            $      19,849        $       1,864          965%

(a)  Pacific Wine Partners commenced operations August 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSTELLATION BRANDS, INC.


Dated:  January 6, 2003                    By: /s/ Thomas S. Summer
                                               ---------------------------------
                                               Thomas S. Summer, Executive Vice
                                               President and Chief Financial
                                               Officer

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None